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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-8 of our report dated June 24, 2002 appearing in the Annual Report on Form 11-K of the Comcast Corporation Retirement-Investment Plan for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
November 18, 2002